SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2006

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry Into A Material Definitive Agreement.

On Friday, March 24, 2006, the Board of Directors for Cardinal Communications, Inc. (the “Company”) approved on its behalf and the behalf of its wholly owned subsidiary, Sovereign Companies, LLC (“Sovereign”), the execution of a Convertible Loan Agreement, Promissory Note (the “Note”), and Pledge and Security Agreement with Thunderbird Management Limited Partnership (“Thunderbird”). Each of these agreements is described below.

Convertible Loan Agreement

The Company is currently indebted to Thunderbird pursuant to existing two promissory notes. The first, dated September 12, 2000, is in the original principal amount of seven hundred two thousand dollars ($702,000.00), with interest on the principal balance from time to time remaining at the rate of twelve percent (12%) per annum; the second, dated August 24, 2004, is in the original principal amount of eight hundred thousand dollars ($800,000.00) with interest on the principal balance from time to time remaining at the rate of ten percent (10%) per annum (collectively, the “Prior Notes”).

The Convertible Loan Agreement consolidates for certain purposes the Prior Notes and a third, new note (described in the next section, below) in the original principal amount of nine hundred ninety eight thousand and No/100 Dollars ($998,000.00) (collectively, the “Thunderbird Notes”). The total principal amount owed under the Thunderbird Notes is two million five hundred thousand dollars ($2,500,000.00) (the “Principal Amount”).

The Thunderbird Notes are consolidated for the purposes of setting a single interest rate and certain conversion rights for the Principal Amount. Interest on the Principal Amount outstanding shall accrue at the rate of twelve percent (12%) per annum, which interest shall be paid monthly, with the first installment payable on April 17, 2006, and subsequent payments at the seventeenth day of the month beginning each month thereafter. Overdue principal and interest on the Thunderbird Notes shall bear interest, to the extent permitted by applicable law, at a rate of twelve percent (12%) per annum. If not sooner redeemed or converted, the Thunderbird Notes shall mature on the fifth anniversary of the execution of the Convertible Loan Agreement, at which time all the remaining unpaid principal, interest and any other charges then due under the agreement shall be due and payable in full.

The Thunderbird Notes shall be convertible, at either party’s option, into shares of the Company’s common stock at four separate conversion prices. Up to twenty five percent (25%) of the Principal Amount may be converted at two and a half cents ($0.025) per share; up to twenty five percent (25%) of the Principal Amount may be converted at seven and a half cents ($0.075) per share; up to twenty five percent (25%) of the Principal Amount may be converted at twelve and a half cents ($0.125) per share; and the final twenty five percent (25%) of the Principal Amount may be converted at seventeen and a half cents ($0.175) per share (collectively, such converted stock is referred to as the “Registerable Securities”).

In the Convertible Loan Agreement, the Company has agreed to register all or any portion of the Registerable Securities any time it receives a written request from Thunderbird that the Company file a registration statement under the 1933 Act covering the registration of at least a majority of the Registerable Securities then outstanding. The Company has agreed, subject to the limitations in the Convertible Loan Agreement, to use its best lawful efforts to effect as soon as reasonably possible, and in any event (if legally possible, and as allowed by the SEC, and if no factor outside the Company’s reasonable control prevents it) within 150 days of the receipt of the initial written registration request, to effect the registration under the 1933 Act of all Registerable Securities which the Thunderbird has requested.

Notwithstanding the foregoing, in lieu of registration, the Company may provide Thunderbird with a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at that time, and it is therefore essential to defer the filing of such registration statement. Thereafter, the Company shall have the right to defer the commencement of such a filing for a period of not more than 180 days after receipt of the request; provided, however, that at least 12 months must elapse between any two such deferrals.

Promissory Note

Pursuant to a Promissory Note, dated March 24, 2006 (the “Note”), the Company and Sovereign (collectively, the “Borrower”), borrow and promise to repay to Thunderbird (the “Payee”), the principal sum of Nine Hundred Ninety Eight Thousand and No/100 Dollars ($998,000.00), with interest at the rate of twelve percent (12%) per annum on the unpaid principal balance until paid or until default. All past due installments of principal and, if permitted by applicable law, of interest shall bear interest at the highest lawful rate, or, if no such maximum rate is established by applicable law, then at the rate of eighteen percent (18%) per annum.

The full amount of principal and interest due under the Note is due on the first business day five years after the date of its execution. The interest shall be due and payable in monthly payments, to be paid on the 17th day of every month and applied to the interest that accrued during the preceding month.

Upon the occurrence of any “Event of Default,” the Payee may declare the remainder of the debt immediately due and payable. An “Event of Default” includes, failure to make payment on the Note when due, and such failure shall continue for fifteen (15) business days from receipt by Borrower of written notice of such failure; Borrower files any voluntary petition seeking relief under federal bankruptcy law or under any other act or law related to insolvency or debtor relief, whether state or federal; the filing against Borrower of any involuntary petition seeking relief under federal bankruptcy law or under any other act or law related to insolvency or debtor relief, whether state or federal, if such petition is not dismissed within thirty (30) days of filing; or a custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of Borrower’s assets.

The Note is secured by the pledge of certain assets by Borrower to the Payee pursuant to the Pledge and Security Agreement.

Pledge and Security Agreement

The Pledge and Security Agreement (“PSA”) secures payment of (i) all amounts now or hereafter payable by the Company and Sovereign (jointly “Pledgors”) to Thunderbird on the Thunderbird Notes, and (ii) all obligations and liabilities now or hereafter payable by the Pledgors under, arising out of or in connection with the PSA (all such indebtedness, obligations and liabilities being herein called the “Obligations”).

Pursuant to the PSA, the Pledgors pledge and grant to Thunderbird a security interest in the shares of stock and partnership interests comprising Pledgors’ interests in Sovereign Pumpkin Ridge, LLC, and, contingent upon Pledgors’ formation of a limited liability company for the purpose of developing the project, Pledgors’ future interest in “Sovereign El Rio, LLC” (collectively, the “Pledged Interests”). The Pledged Interests also include without limitation all of Pledgors’ right, title and interest in and to (i) all dividends or distributions arising from the Pledged Interests, payable thereon or distributable in respect thereof, whether in cash, property, stock or otherwise, and whether now or hereafter declared, paid or made, and the right to receive and receipt therefore; (ii) all Pledged Interests into which any of the Pledged Interests are split or combined; and (iii) all other rights with respect to the Pledged Interests; provided, however, that Secured Party hereby agrees that, if and so long as Pledgors shall not be in default under this Agreement, Pledgors shall have the right to vote, or to give any approval or consent in respect of, the Pledged Interests for all purposes not inconsistent with the provisions of this Agreement.

Upon the full and final payment of the Thunderbird Notes, the security interests in the Pledged Interests shall terminate and all rights to the Pledged Interests shall revert to the Pledgors. In addition, at any time and from time to time prior to such termination of the security interests, the Secured Party may release any of the Pledged Interests. Upon any such termination of the security interests or any release of the Pledged Interests, the Secured Party will, at the Pledgors’ expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence the termination of the security interests or the release of the Pledged Interests.

Interested Director

A member of the Company’s Board of Directors and our Chief Executive Officer, Edouard A. Garneau, is related (as son-in-law) to the General Partner of Thunderbird Management. Mr. Garneau did not participate in the vote by Cardinal’s Board of Directors approving the Promissory Note, Pledge and Security Agreement, or Convertible Loan Agreement (collectively, the “Agreements”). The remaining members of Cardinal’s Board of Directors voted unanimously to approve the Agreements.

 Exhibit No.   Description

10.1	Convertible Loan Agreement between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.
10.2	Promissory Note between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.
10.3	Pledge And Security Agreement between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau
Chief Executive Officer

Date: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1 10.2 10.3
Convertible Loan Agreement between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.

Promissory Note between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.

Pledge And Security Agreement between Cardinal Communications, Inc., Sovereign Companies, LLC, and Thunderbird Management Limited Partnership, dated March 24, 2006.